Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Press Contact: Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Investor Contact: Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Third Quarter 2005 Earnings

PLYMOUTH MEETING, PA, November 1, 2005 — Brandywine Realty Trust (NYSE:BDN) announced today that diluted earnings per share (EPS) was $0.24 for the third quarter of 2005, as compared to $0.39 for the third quarter of 2004. Net income was $15.8 million for the third quarter, as compared to $21.2 million for the third quarter of 2004. Diluted EPS was $0.50 for the nine months ended September 30, 2005, as compared to $1.07 per share for the nine months ended September 30, 2004. Net income was $34.1 million for the nine months ended September 30, 2005, as compared to $51.8 million for the nine months ended September 30, 2004.

The change in net income reflects increased depreciation and amortization expense of $10.3 million and $33.9 million for the three and nine months ended September 30, 2005, respectively as compared to similar periods in 2004. This non-cash increase is largely due to depreciation and amortization related to the 14 assets included in the Company’s acquisition of The Rubenstein Company, L.P. in September, 2004. Additionally, the Company recognized $6.8 million in net gain on sale of interests in real estate and disposition of discontinued operations in the third quarter and nine months ended September 30, 2005 as compared to $4.2 million and $5.6 million in similar periods in 2004. During the nine months ended September 30, 2004, the Company recognized a $4.5 million gain on the redemption of preferred shares.

Funds from operations (FFO) was $36.2 million or $0.62 per share for the third quarter 2005 compared to $33.7 million or $0.67 per share for the third quarter of 2004. FFO for the nine months ended September 30, 2005 was $107.7 million or $1.86 per share as compared to $95.0 million or $1.93 per share for the same period of 2004.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “We are pleased with our results in what remains a competitive leasing environment in the Philadelphia suburban office market. GAAP rental rates on new leases continue to move in a positive direction and capital costs have begun to stabilize and move toward historical levels. Our team in Richmond has produced a strong performance with our owned portfolio 96.8% leased at the end of the quarter.” Mr. Sweeney went on to state, “Our recent acquisitions in Conshohocken represent the tactical investments we will continue to make in our existing core markets. We look forward to the opportunity to create additional shareholder

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462 Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com value by investing in developments and acquisitions in the three core markets we will be adding through our merger with Prentiss.”

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 71.0% for the quarter

•	Quarterly rental rates on new leases declined 4.4% on a straight-line basis

•	Quarterly rental rates on renewals declined 1.3% on a straight-line basis

•	Quarterly retention rate was 70.8%

•	Portfolio was 90.2% occupied and 91.5% leased as of September 30, 2005

•	Leases expired or were terminated for approximately 1,223,000 square feet during the quarter

•	Leases were renewed for approximately 866,000 square feet during the quarter

•	New leases were signed for approximately 157,000 square feet during the quarter

Distributions

On September 20, 2005, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid October 17, 2005 to shareholders of record as of October 5, 2005. The Company also declared its dividend for the third quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.46094 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on October 17, 2005 to holders of record of the Series C and Series D Preferred Shares as of September 30, 2005.

2005 Financial Outlook

Our outlook for the fourth quarter continues to be predicated upon the following key and variable assumptions:

•	The same-store portfolio (which represents approximately 79% of total square footage and 77% of projected 2005 net operating income) to achieve the following percentage changes from 2004 results:

•	GAAP rents and reimbursements (not including termination fees) to decline 0.50% to 1.50%

•	Net operating income to range from unchanged to a decline of 2.0%

•	Average occupancy to range from an increase of 0.50% to a decrease of 0.50%

•	The completion of all development projects in accordance with the estimates identified in our supplemental disclosure as of September 30, 2005.

Based on these key assumptions, we expect the fourth quarter EPS to be $0.11 to $0.12 and expect FFO per share to be $0.61 to $0.62. These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, actual operating expenses and interest rates as compared to our forecast.

Our Merger with Prentiss Properties Trust

On October 3, 2005, we announced the execution of a merger agreement pursuant to which we agreed to acquire Prentiss Properties Trust in a transaction valued at approximately $3.3 billion. As part of the transaction, Prudential Real Estate Investors (PREI) has agreed to acquire a portfolio of Prentiss Properties with a value of approximately $753 million. We presently anticipate that the merger will be completed during the fourth quarter of 2005 or in the first quarter of 2006. Consummation of the merger is subject to customary closing conditions, including approval of the merger by our shareholders and shareholders of Prentiss Properties. Prior to closing, Prentiss Properties intends to proceed with its previously announced Chicago and Detroit divestitures.

Through the merger, we will acquire Prentiss Properties’ assets in Washington, D.C., northern and southern California, its properties in Austin and Dallas, Texas, as well as related land holdings. Upon completion of the merger, Brandywine will own/manage a portfolio of 49 million square feet of space. Brandywine and PREI have also entered into an agreement whereby Brandywine will provide management and leasing for the PREI assets with the exception of the Denver market.

The total consideration payable in the merger (including proceeds from the sale to PREI and expected transaction expenses) will be approximately $3.3 billion, consisting of $2.2 billion in cash and assumption of Prentiss Properties debt and approximately 35.5 million Brandywine common shares and units. Each holder of Prentiss Properties common shares will receive $21.50 per share in cash and 0.690 Brandywine common shares for each Prentiss Properties common share.

We anticipate entering into a new revolving credit facility prior to the closing of the Prentiss transaction. In connection with this financing we would write-off approximately $1.8 million ($0.03 FFO per share) of costs associated with our existing line of credit. Our EPS and FFO per share guidance does not give effect to this estimated charge.

2006 Financial Outlook

Our 2006 financial outlook is being presented on a Brandywine stand-alone basis. We expect that the Prentiss transaction will be $0.04 to $0.06 additive to our stand-alone FFO outlook. We will provide specific guidance for the combined Company following the closing of the transaction.

As of the date of this release, we expect our full year 2006 EPS to be $0.54 to $0.62 and FFO per share to be $2.55 to $2.63. The Company’s projections are based on several key and variable assumptions and estimates, including the following:

Same-Store Results

In 2006, the Company expects its same-store portfolio (which represents 89% of total square footage owned and 80% of projected 2006 net operating income) to achieve the following percentage changes from currently projected 2005 results:

% change 2005 - 2006

GAAP rent and reimbursements:	1.25% - 1.75%
(Not including termination fees)

Expenses:	5.5% - 6.0%

NOI:	(2.00%) - (0.50%)

Occupancy:	0% - 1.0%

The Company’s projections for same-store activity are based upon competitive market conditions and continued pressure on market rents. The Company’s projections for operating expenses include continued increases in real estate taxes and energy costs.

The Company’s financial outlook for 2006 as presented above takes into account certain lease termination fees that management is currently able to forecast. During the first nine months of 2005 the Company recognized approximately $0.10 of FFO per share on account of lease terminations, settlements, and other similar items.

Acquisitions, Dispositions, Development

The Company’s stand-alone 2006 outlook assumes a very limited amount of disposition activity. The Company’s outlook assumes the completion of all development projects identified in its supplemental disclosure as of September 30, 2005. Accurately forecasting the timing and dollar amount of potential acquisitions is complex and these two variables have a high degree of sensitivity on forecasted results. While the acquisition market remains aggressively priced, we intend to use the financial capacity we have created to take advantage of select opportunities. Targeted acquisitions continue to be a component of the Company’s strategy, but the low end of the above guidance does not assume any incremental contribution to FFO per share or EPS from acquisitions.

Financing Activity

The Company’s stand-alone guidance assumes that we will term-out with long-term fixed rate debt $250 — $300 million of the outstanding borrowings under our line of credit.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2004. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Third Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Wednesday, November 2, 2005 at 10:00 a.m. Eastern Time. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Wednesday, November 16, 2005 by calling 1-877-519-4471 – access code 6579375. In addition, the conference call can be accessed via a webcast located on the Company’s website at www.brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of third quarter earnings. The Supplemental Information package is available through the Company’s website at www.brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mt. Laurel, NJ, Philadelphia, PA and Richmond, VA, is one of the Mid-Atlantic region’s largest full service real estate companies. Brandywine owns, manages or has an ownership interest in 299 office and industrial properties, aggregating 24.2 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

# # #

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Brandywine and Prentiss Properties filed a joint proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed merger with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF BRANDYWINE AND PRENTISS ARE URGED TO READ THE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BRANDYWINE, PRENTISS AND THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Brandywine and Prentiss with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained, free of cost by directing a request to Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Attention Investor Relations, (telephone 610-325-5600) or Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, Attention: Investor Relations (telephone 214-654-0886). Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Brandywine and Prentiss and their respective trustees and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Brandywine and Prentiss Properties in connection with the merger. Information about Brandywine and its trustees and executive officers, and their ownership of Brandywine securities, is set forth in the proxy statement for Brandywine’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2005. Information about Prentiss Properties and its trustees and executive officers, and their ownership of Prentiss Properties securities, is set forth in the proxy statement for the 2005 Annual Meeting of Shareholders of Prentiss Properties, which was filed with the SEC on April 5, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2005	December 31, 2004
ASSETS
Real estate investments:
Operating properties	$2,568,070	$2,483,134
Accumulated depreciation	(373,127)	(325,802)

	2,194,943	2,157,332
Construction-in-progress	240,749	145,016
Land held for development	86,086	61,517

	2,521,778	2,363,865

Cash and cash equivalents	23,340	15,346
Escrowed cash	16,174	17,980
Accounts receivable, net	7,955	11,999
Accrued rent receivable, net	42,977	32,641
Investment in marketable securities	—	423
Investment in real estate ventures	13,335	12,754
Deferred costs, net	34,624	34,449
Intangible assets, net	81,275	101,056
Other assets	52,457	43,471

Total assets	$2,793,915	$2,633,984

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$504,669	$518,234
Borrowings under credit facilities	340,000	152,000
Unsecured senior notes, net of discounts	636,582	636,435
Accounts payable and accrued expenses	60,294	49,242
Distributions payable	27,712	27,363
Tenant security deposits and deferred rents	21,621	20,046
Acquired lease intangibles, net	36,013	39,271
Other liabilities	3,825	1,525

Total liabilities	1,630,716	1,444,116

Minority interest	38,333	42,866

Beneficiaries’ equity:
Preferred shares - Series C	20	20
Preferred shares - Series D	23	23
Common shares	562	553
Additional paid-in capital	1,370,197	1,346,651
Cumulative earnings	404,656	370,515
Accumulated other comprehensive loss	(2,810)	(3,130)
Cumulative distributions	(647,782)	(567,630)

Total beneficiaries’ equity	1,124,866	1,147,002

	1,163,199	1,189,868

Total liabilities and beneficiaries’ equity	$2,793,915	$2,633,984

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended

	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenue
Rents	$81,348	$66,528	$244,232	$194,524
Tenant reimbursements	11,803	9,612	34,922	25,663
Other	2,627	2,555	10,612	7,921

Total revenue	95,778	78,695	289,766	228,108

Operating Expenses
Property operating expenses	27,078	21,890	84,652	64,094
Real estate taxes	9,866	7,648	29,121	21,375
Depreciation and amortization	28,535	18,280	84,790	50,913
Administrative expenses	4,486	3,534	13,616	10,977

Total operating expenses	69,965	51,352	212,179	147,359

Operating income	25,813	27,343	77,587	80,749

Other income (expense)
Interest income	707	763	2,174	1,815
Interest expense	(17,762)	(11,474)	(53,366)	(35,526)
Equity in income of real estate ventures	745	665	2,296	1,573
Net gain on sale of interests in real estate	4,640	1,753	4,640	2,901

Income before minority interest	14,143	19,050	33,331	51,512
Minority interest attributable to continuing operations	(452)	(254)	(1,160)	(2,139)

Income from continuing operations	13,691	18,796	32,171	49,373

Discontinued operations:
(Loss) income from discontinued operations	(19)	(27)	(159)	(241)
Net gain on disposition of discontinued operations	2,196	2,486	2,196	2,735
Minority interest	(74)	(89)	(69)	(91)

	2,103	2,370	1,968	2,403

Net income	15,794	21,166	34,139	51,776

Income allocated to Preferred Shares	(1,998)	(2,677)	(5,994)	(7,372)

Preferred Share redemption gain (charge)	—			4,500

Income allocated to Common Shares	$13,796	$18,489	$28,145	$48,904

PER SHARE DATA

Basic income per Common Share	$0.25	$0.39	$0.50	$1.07

Basic weighted-average shares outstanding	56,071,973	46,929,049	55,734,114	45,565,650

Diluted income per Common Share	$0.24	$0.39	$0.50	$1.07

Diluted weighted-average shares outstanding	56,372,013	47,169,893	55,968,657	45,803,996

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended

	9/30/05	9/30/04	9/30/05	9/30/04
Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$15,794	$21,166	$34,139	$51,776

Add (deduct):
Minority interest attributable to continuing operations	452	254	1,160	2,139
Net gains on sale of interests in real estate	(4,640)	(1,753)	(4,640)	(2,901)
Minority interest attributable to discontinued operations	74	89	69	91
Net gains on disposition of discontinued operations	(2,196)	(2,486)	(2,196)	(2,735)

Income before net gains on sale of interests in real estate and minority interest	9,484	17,270	28,532	48,370

Add:
Depreciation:
Real property	21,558	15,073	62,463	42,724
Real estate ventures	498	364	1,428	1,607
Amortization of leasing costs	6,612	2,972	21,263	7,615
Perpetual Preferred Share distributions	(1,998)	(1,998)	(5,994)	(5,334)
Preferred Share redemption gain (charge)	—	—	—	4,500

Funds from operations (FFO)	$36,154	$33,681	$107,692	$99,482

FFO, excluding non-recurring items (1)	$36,154	$33,681	$107,692	$94,982

FFO per share - fully diluted	$0.62	$0.67	$1.86	$2.02

FFO per share - fully diluted, excluding non-recurring items (1)	$0.62	$0.67	$1.86	$1.93

Weighted-average shares/units outstanding - fully diluted	58,340,692	50,261,196	57,995,891	49,338,183

EPS - diluted	$0.24	$0.39	$0.50	$1.07

Weighted-average shares outstanding - fully diluted	56,372,013	47,169,893	55,968,657	45,803,996

Dividend per Common Share	$0.44	$0.44	$1.32	$1.32

Payout ratio of FFO (Dividend per Common Share divided by FFO per Common Share)	71.0%	65.7%	71.1%	65.5%

Payout ratio of FFO, excluding non recurring items (1)	71.0%	65.7%	71.1%	68.6%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO, excluding non-recurring items (1)	$36,154	$33,681	$107,692	$94,982

Add (deduct):
Rental income from straight-line rents	(4,316)	(1,043)	(10,816)	(3,881)
Deferred market rental income	(263)	3	(1,051)	120
Amortization:
Deferred financing costs	483	527	1,451	1,559
Deferred compensation costs	685	520	2,072	1,647
Second generation capital expenditures (2):
Building and tenant improvements	(9,355)	(8,671)	(25,100)	(23,542)
Lease commissions	(757)	(1,598)	(2,749)	(3,461)

Cash available for distribution	$22,631	$23,419	$71,499	$67,424

Weighted-average shares/units outstanding - fully diluted	58,340,692	50,261,196	57,995,891	49,338,183

Dividend per Common Share	$0.44	$0.44	$1.32	$1.32

Cash flows from:
Operating activities	$41,262	$26,826	$103,767	$100,710
Investing activities	(79,813)	(603,071)	(206,150)	(634,716)
Financing activities	52,571	575,563	110,378	535,317

(1)	Represents FFO excluding a gain of $4.5 million related to the Series B Preferred Unit redemption in February 2004.

(2)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - QUARTER
(unaudited and in thousands)

Of the 251 Properties owned by the Company as of September 30, 2005, a total of 226 Properties (“Same Store Properties”) containing an aggregate of 15.0 million net rentable square feet were owned for the entire three-month periods ended September 30, 2005 and 2004. Average occupancy for the Same Store Properties was 90.9% during 2005 and 90.7% during 2004. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended September 30,

	2005	2004
Revenue
Rents (a)	$60,973	$62,004
Tenant reimbursements	8,023	8,093
Other (b)	658	277

	69,654	70,374
Operating expenses
Property operating expenses	21,776	22,406
Real estate taxes	7,254	7,107

	29,030	29,513

Net operating income	$40,624	$40,861

(a)	Includes straight-line rental income of $1,262 for 2005 and $964 for 2004

(b)	Includes net termination fee income of $433 for 2005 and $36 for 2004

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended September 30,

	2005	2004
Net Income	$15,794	$21,166
Add/(deduct):
Interest income	707	763
Interest expense	17,762	11,474
Administrative expenses	4,486	3,534
Equity in income of real estate ventures	(745)	(665)
Depreciation and amortization — continuing operations	28,535	18,280
Depreciation and amortization — discontinued operations	43	26
Net gain on sale of interests in real estate — continued operations	(4,640)	(1,753)
Net gain on sale of interests in real estate — discontinued operations	(2,196)	(2,486)
Minority interest attributable to continuing operations	452	254
Minority interest attributable to discontinued operations	74	89

Consolidated net operating income	60,272	50,682
Less: Net operating income of non same store properties	(13,805)	(2,026)
Less: Eliminations and non-property specific net operating income	(5,843)	(7,795)

Same Store net operating income	$40,624	$40,861